                                   EXHIBIT 21


NAME                                                  STATE OF                   TRADENAME(S)
                                                      INCORPORATION
- ----------------------------------------------------------------------------------------------------------------------

22 East Advertising Agency, Inc.                      Florida
22 East Realty Corporation                            Florida
3240 Properties Corp.                                 Delaware
A&S Real Estate, Inc.                                 Delaware
Allied Mortgage Financing Corp.                       Delaware
Allied Stores General Real Estate Company             Delaware
Allied Stores International, Inc.                     New York
Allied Stores International Sales Company, Inc.       New York
Allied Stores Marketing Corp.                         New York
Astoria Realty, Inc.                                  Delaware
Auburndale Realty, Inc.                               Delaware
Bamrest Del, Inc.                                     Delaware
Bamrest NJ. Inc.                                      New Jersey
Bamrest Penn, Inc.                                    Pennsylvania
BFC Real Estate Company                               Delaware
Bloomingdale's, Inc.                                  Ohio                     Bloomingdale's
Bloomingdale's By Mail Ltd.                           New York
Bloomingdale's Real Estate, Inc.                      Delaware
Broadway Receivables, Inc.                            Delaware
Broadway Stores, Inc.                                 Delaware                 Broadway, Emporium, Weinstocks
Bullock's, Inc.                                       Ohio                     Bullock's
Burdine's Main Store Real Estate, Inc.                Delaware
Burdine's Real Estate, Inc.                           Delaware
Burdine's Real Estate II, Inc.                        Delaware
Burdines, Inc.                                        Ohio                     Burdines
Calclove Realty Corp.                                 California
CalVal Realty Corp.                                   California
Camelback Funding Corporation                         Delaware
Carter Hawley Hale Properties, Inc.                   California
Cowie & Company, Limited                              New York
Davrest Ga., Inc.                                     Georgia
Delphis Corporation                                   Delaware
Douglaston Plaza, Inc.                                Delaware
Executive Placements Consultants, Inc.                New York
FACS Group, Inc.                                      Ohio                     FACS
                                                                               Financial and Credit Services Group

FDS National Bank                                     Ohio
Federated Claims Services Group, Inc.                 Delaware                 Federated Medical Services Group
Federated Corporate Services, Inc.                    Delaware                 Federated Logistics
Federated Credit Holdings Corporation                 Delaware
Federated Department Stores, Inc.                     Delaware                 Federated Merchandising (FM)
                                                                               Federated Product Development (FPD)

Federated Department Stores Foundation                Ohio


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

                               EXHIBIT 21 (CONT)


NAME                                                  STATE OF                   TRADENAME(S)
                                                      INCORPORATION
- ----------------------------------------------------------------------------------------------------------------------

Federated Department Stores Insurance Company, Ltd.   Bermuda
Federated Noteholding Corporation                     Delaware
Federated Noteholding Corporation II                  Delaware
Federated Real Estate, Inc.                           Delaware
Federated Retail Holdings, Inc.                       Delaware
Federated Stores Realty, Inc.                         Delaware
Federated Systems Group, Inc.                         Delaware
Finite Limited                                        Hong Kong
Garage Park Corp.                                     New York
Hamilton By Appointment                               Delaware
Hunt Valley Properties Corp.                          Maryland
I. Magnin, Inc.                                       Delaware                 I. Magnin
I. Magnin Properties Corp.                            Delaware
I. Magnin Properties Corp. II                         Delaware
J. N. A. Properties Corp.                             New Jersey
Jor-Mar, Inc.                                         Delaware
Jordan Marsh Insurance Agency, Inc.                   Massachusetts
Jordan Servicenter, Inc.                              Delaware
Kings Plaza Shopping Center of Avenue U, Inc.         New York
L&K Properties Corp.                                  Ohio
Lazarus, Inc.                                         Ohio                     Lazarus
Lazarus PA, Inc.                                      Ohio                     Lazarus
Lazarus Real Estate, Inc.                             Delaware
M H L Properties Corp. of Massachusetts               Massachusetts
MacFla Rest, Inc.                                     Florida
Macy  Credit Corp.                                    Delaware
Macy Financial, Inc.                                  Delaware
Macy N. R. Properties Corp.                           New York
Macy Receivables Funding Corp.                        Delaware
Macy Receivables Master Servicing Corp.               Delaware
Macy's Close-Out, Inc.                                Ohio                     Macy's Close-Out
                                                                               MCO
                                                                               Shoe Outlet Center

Macy's Data and Credit Services Corp.                 Delaware
Macy's East, Inc.                                     Ohio                     Macy's East
                                                                               Macy('s)
                                                                               Jordan Marsh

Macy's Kings Plaza Real Estate, Inc.                  Delaware
Macy's Primary Real Estate, Inc.                      Delaware
Macy's Real Estate, Inc.                              Delaware
Macy's Secondary Real Estate, Inc.                    Delaware
Macy's Specialty Stores, Inc.                         Ohio                     Aeropostale
                                                                               Charter Club

NAME                                                  STATE OF                   TRADENAME(S)
                                                      INCORPORATION
- ----------------------------------------------------------------------------------------------------------------------

Macy's West, Inc.                                     Ohio                     Macy's West
                                                                               Macy('s)

MCC Special Corp.                                     Delaware
MOA Rest, Inc.                                        Minnesota

MSS-Delaware, Inc.                                    Delaware                 Aeropostale
                                                                               Charter Club

N. B. Properties Corp.                                New Jersey
Nasstock, Inc.                                        New York
New Haven Properties Corp.                            Connecticut
Paramustock, Inc.                                     New Jersey
Pasadena Properties Corp.                             Delaware
Prime Receivables Corporation                         Delaware
R. H. Macy (France) S.A.R.L.                          France
R. H. Macy China, Ltd.                                Delaware
R. H. Macy Holdings (HK), Ltd.                        Delaware
R. H. Macy Overseas Finance N.V.                      Netherlands Antilles
R. H. Macy Warehouse (HK), Ltd.                       Delaware
Rest Tex, Inc.                                        Texas
Rich's Department Stores, Inc.                        Ohio                     Goldsmith's
                                                                               Rich's

Rich's Main Store Real Estate, Inc.                   Delaware
Rich's Real Estate, Inc.                              Delaware
Sabugo, Limited                                       Hong Kong
Sacvent Corp.                                         Delaware
Sacvent Garage                                        California
Sanstoff East Properties Corp.                        California
Saramaas Realty Corp.                                 Florida
Seven Hills Funding Corporation                       Delaware
Seven West Seventh, Inc.                              Delaware
Shop 34 Advertising, Inc.                             New York
Stern's Department Stores, Inc.                       Ohio                     Stern's
Stern's-Echelon, Inc.                                 Delaware
Stern's-Granite Run, Inc.                             Delaware
Stern's-Moorestown, Inc.                              Delaware
Sunsac Properties Corp.                               California
The Bon, Inc.                                         Ohio                     The Bon Marche
                                                                               The Bon

Tukwila Warehousing Services Corporation              Washington
U & F Realty Corp. *                                  New York
W. P. Properties Corp.                                New York
Wise Chat Limited                                     Hong Kong

*50% Owned by Kings Plaza Shopping Center of Avenue U, Inc.

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